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                                                                 EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to Form S-4 Registration Statement of AT&T Corp. of our report dated March 16, 2001 relating to the combined financial statements of AT&T Wireless Group, which appears in AT&T Corp.'s Annual Report on Form 10-K/A and the Current Report on Form 8-K/A, filed on April 11, 2001 as amended April 11, 2001, for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


New York, New York
April 17, 2001